EXHIBIT 23.2

                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan of our report dated April 3, 2007 with respect to our audit of the consolidated financial statements of Paid, Inc. (a Delaware corporation) included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.


/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts
February 4, 2008